UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 20, 2009

U.S. Canadian Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25523	33-08843633
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1280 Alexandria Court
McCarran, Nevada  89434

(Address of Principal Executive Officers)       (Zip Code)

Registrant's telephone number, including area code:         775-343-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 - Financial Statements and Exhibits
9.01	Financial Statements and Exhibits

On July 20, 2009, U.S. Canadian Minerals, Inc. (the “Company” or the “Registrant”) filed a Current Report on Form 8-K which reported that the Company had acquired Noble Technologies Corp, a private Nevada corporation (“Noble”), through the completion of a share exchange on July 15, 2009. On that date, July 15, 2009, the Company issued and delivered four hundred thousand (400,000) Class A preferred shares (the “Company Shares”) to the shareholders of Noble in exchange for 100% of the issued and outstanding voting securities of Noble. The issuance and delivery of the Company Shares effected a change in control of the Company. Noble is now a wholly owned subsidiary of the Company.

This Amended Current Report on Form 8-K/A is filed by the Company in recognition it’s obligation to provide financial statements for the acquired business in compliance with Regulation S-X, Rule 8-05.

Exhibit # 9.02  - Audited Financial Statements for Noble Technologies Corp for the year to date August 31, 2009
Exhibit # 9.03  - Consolidated pro forma financial statements for U.S. Canadian Minerals, Inc. and Noble Technologies Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Canadian Minerals, Inc.

Date: September 16, 2009	By:	/s/ Thomas E. Barton Chown
Thomas E. Barton Chown, President